EXHIBIT 10.39

                             CONSULTANT AGREEMENT

      This Consultant Agreement ("AGREEMENT"), including the attached Exhibit A, is entered into between CORNELL CORRECTIONS, INC., a Delaware corporation having offices at 1700 West Loop South, Suite 1500, Houston, Texas 77027 ("COMPANY"), and DAVID M. CORNELL, an individual currently residing at 4243 Emory, Houston, Texas 77005 ("CONSULTANT"), on December 15, 1999, to be effective as of September 1, 1999 (the "EFFECTIVE DATE").

                                 WITNESSETH:

      WHEREAS, the Company is desirous of obtaining the services of Consultant pursuant to the terms and conditions and for the consideration set forth in this Agreement, and Consultant is desirous of providing services to the Company pursuant to such terms and conditions and for such consideration;

      NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, the Company and Consultant agree as follows:

ARTICLE 1: TERM AND DUTIES:

      1.1 The Company agrees to retain Consultant, and Consultant agrees to provide services to the Company, beginning as of the Effective Date and continuing as set forth on Exhibit A, subject to the terms and conditions of this Agreement. The Company and Consultant agree that this Agreement shall automatically terminate at the end of the Initial Term (as defined on Exhibit
A), unless the Company and Consultant both agree in writing to renew the Agreement for one additional period commencing at the end of the Initial Term and continuing for a period of time as set forth on Exhibit A (the "RENEWAL TERM").

      1.2 Consultant initially shall perform the services and duties set forth on Exhibit A.

      1.3 Consultant shall, during the Initial Term and any Renewal Term, devote Consultant's best efforts to the business and affairs of the Company. Consultant shall serve as a director and as non-executive Chairman of the Board, as set forth on and subject to Exhibit A.

      1.4 In connection with Consultant's performance of services for the Company, the Company will provide Consultant access to confidential information pertaining to the business and services of the Company as is appropriate for Consultant's duties and responsibilities. The Company also shall provide to Consultant the opportunity to develop business relationships pertaining to the business and services of the Company that are appropriate for Consultant's duties and responsibilities, and all business and corporate opportunities made known to Consultant during the Initial Term and any Renewal Term pertaining to the business and services of the Company shall belong to the Company.

      1.5 It is understood and agreed that Consultant will perform the consulting services as an independent contractor and Consultant will not
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be deemed to be an employee of the Company. Consultant will not be entitled to any benefits provided by the Company to its employees except as specifically provided hereunder. Consultant agrees that he will be personally responsible for any and all taxes and other payments due on payments received by him from the Company hereunder.

      1.6 It is understood and agreed that Consultant shall have no authority to act on behalf of the Company or to bind the Company to any contract or obligation whatsoever. The foregoing shall not affect the Consultant's ability to identify himself as a director and as non-executive Chairman of the Board during the time he holds such positions.

ARTICLE 2: COMPENSATION AND BENEFITS

      2.1 Consultant's monthly base compensation during the Initial Term and during the Renewal Term, if applicable, shall be not less than the amounts set forth under the heading "Monthly Base Compensation" on Exhibit A, subject to increase at the sole discretion of the Company, which shall be paid in monthly installments. Any calculation to be made under this Agreement with respect to Consultant's Monthly Base Compensation shall be made using the then current Monthly Base Compensation in effect at the time of the event for which such calculation is made. Consultant shall be entitled to a Fixed Bonus as described and subject to the terms on Exhibit A. Consultant shall be entitled to a Monthly Non-Compete Fee during the Initial Term as described on Exhibit A. The Monthly Base Compensation, the Fixed Bonus and the Monthly Non-Compete Fee are hereinafter referred to as the "AGREED PAYMENT AMOUNT," it being understood that the Monthly Non-Compete Fee is paid during the Initial Term only but Consultant's obligations with respect thereto shall remain in effect for the full Covenant Period defined in Section 5.2.

      2.2 During the effectiveness of this Agreement (both during the Initial Term and the Renewal Term, if applicable), Consultant shall be allowed to participate solely in those benefit plans and programs listed on Exhibit A. Consultant shall not be entitled to participate in any benefit plans and programs not expressly referenced herein. Notwithstanding anything to the contrary herein, upon termination of the effectiveness of this Agreement for any reason, Consultant (or his heirs, administrators or legatees) shall be entitled to receive benefits vested or accrued with respect to Consultant's service prior to such termination according to the provisions of such benefit plans and programs.

      2.3 The Company shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such benefit plan or program, so long as such actions are similarly applicable to covered participants generally. Moreover, except as specifically provided herein to the contrary, none of the benefits or arrangements described in this
Article 2 shall be secured or funded in any way, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of the Company.

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      2.4 The Company may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

ARTICLE 3: TERMINATION PRIOR TO EXPIRATION OF INITIAL TERM OR RENEWAL TERM, IF ANY, AND EFFECTS OF SUCH TERMINATION:

      3.1 Notwithstanding any other provisions of this Agreement, the Company shall have the right to terminate the consulting relationship created by this Agreement at any time prior to the expiration of the Initial Term or any Renewal Term for any of the following reasons:

            a. For "CAUSE" upon the good faith determination by the Company's Board of Directors that Cause exists for the termination of the consulting relationship. As used in this Section 3.1.a, the term Cause shall mean (i) Consultant's gross negligence or willful misconduct in the performance of the duties and services required of Consultant pursuant to this Agreement, (ii) Consultant's final conviction of a felony, or (iii) Consultant's material breach of any provision of this Agreement which is willful and intentional and which remains uncorrected for sixty (60) days following written notice to Consultant by the Company of such breach;

            b. for any other reason whatsoever, including termination without Cause, in the sole discretion of the Company, on ninety (90) days prior written notice to Consultant;

            c. upon Consultant's death; or

            d. upon Consultant's becoming disabled as to entitle Consultant to benefits under the Company's long-term disability plan or, if Consultant is not eligible to participate in such plan or if such plan is not available, then Consultant is permanently and totally unable to perform Consultant's duties for the Company as a result of any medically determinable physical or mental impairment as supported by a written medical opinion to the foregoing effect by a physician selected by the Company and Consultant's spouse or other member of Consultant's immediate family. With respect to options granted pursuant to the Amended and Restated 1996 Stock Option Plan, Consultant shall be considered "disabled" in accordance with, and "disability" shall have the meaning set forth in, the Amended and Restated 1996 Stock Option Plan, as in effect at the time of such disability.

      The termination of Consultant's consulting relationship by the Company prior to the expiration of the Initial Term shall constitute a "TERMINATION FOR CAUSE" if made pursuant to Section 3.1.a, and the effect of such termination is specified in Section 3.4. The termination of Consultant's consulting relationship by the Company prior to the expiration of the Initial Term or Renewal Term, if any, shall constitute an "INVOLUNTARY TERMINATION" if made pursuant to Section 3.1.b, and the effect of such termination is specified in
Section 3.5. The effect of the consulting relationship being terminated pursuant to Section 3.1.c as a result of Consultant's death is specified in Section 3.6. The effect of the consulting relationship being terminated pursuant to Section 3.1.d as a result of the Consultant becoming disabled is specified in Section 3.7.

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      3.2 Consultant shall have the right to terminate the consulting relationship under this Agreement at any time prior to the expiration of the Initial Term or the Renewal Term, if applicable, for any reason whatsoever, in the sole discretion of Consultant, on ten (10) days prior written notice to the Company.

            a. The termination of Consultant's consulting relationship by Consultant prior to the expiration of the Initial Term or prior to the expiration of the Renewal Term, if applicable, except upon any Change of Control or within the ninety (90) days immediately following any Change of Control, shall constitute a "VOLUNTARY TERMINATION" if made pursuant to this Section 3.2.a, and the effect of such termination is specified in Section 3.3.

            b. The termination of Consultant's consulting relationship by Consultant prior to the expiration of the Initial Term or prior to the expiration of the Renewal Term, if applicable, upon or within the ninety (90) days immediately following any Change of Control, shall constitute an Involuntary Termination if made pursuant to this Section 3.2.b, and the effect of such termination is specified in Section 3.5.

      3.3 Upon a Voluntary Termination of the consulting relationship by Consultant prior to expiration of the Initial Term or the Renewal Term, if applicable, all future compensation to which Consultant is entitled and all future benefits for which Consultant is eligible, with the exception of any and all statutory rights and benefits, shall cease and terminate as of the date of such termination. Consultant shall be entitled to pro rata Monthly Base Compensation and pro rata Monthly Non-Compete Fee through the date of such termination, but Consultant shall not be entitled to any bonuses not yet paid at the date of such termination.

      3.4 If Consultant's consulting relationship hereunder shall be terminated by the Company for Cause prior to expiration of the Initial Term or prior to expiration of the Renewal Term, if applicable, all future compensation to which Consultant is entitled and all future benefits for which Consultant is eligible, with the exception of any and all statutory rights and benefits, shall cease and terminate as of the date of termination. Consultant shall be entitled to pro rata Monthly Base Compensation and pro rata Monthly Non-Compete Fee through the date of such termination, but Consultant shall not be entitled to any other bonuses not yet paid at the date of such termination.

      3.5 Upon an Involuntary Termination of the consulting relationship prior to expiration of the Initial Term, Consultant shall be entitled, in consideration of Consultant's continuing obligations hereunder after such termination, to receive the payments, compensation, benefits and perquisites upon Involuntary Termination set forth on Exhibit A under the heading "Payments and Benefits Upon Involuntary Termination" for the remainder of the Initial Term. Upon an Involuntary Termination of the consulting relationship subsequent to the commencement of the Renewal Term, if applicable, but prior to the expiration of the Renewal Term, if applicable, Consultant shall be entitled, in consideration of Consultant's continuing obligations hereunder after such termination, to receive the payments, compensation, benefits and perquisites upon Involuntary Termination set forth on Exhibit A under the heading "Payments and Benefits Upon Involuntary Termination" for the remainder of the Renewal Term.

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
      3.6 Upon termination of the consulting relationship during the Initial Term as a result of Consultant's death, Consultant's heirs, administrators, or legatees shall be entitled to receive the payments, compensation, benefits and perquisites set forth on Exhibit A under the heading "Payments and Benefits Upon Termination as a Result of Death." Upon termination of the consulting relationship during the Renewal Term, if any, as a result of Consultant's death, Consultant's heirs, administrators, or legatees shall be entitled only to compensation and benefits accrued prior to such termination, subject to the terms and provisions of the plans and programs pursuant to which such benefits were accrued, and as set forth on Exhibit A under the heading "Payments and Benefits Upon Termination as a Result of Death."

      3.7 Upon termination of the consulting relationship during the Initial Term as a result of Consultant's disability, Consultant shall be entitled to receive the payments, compensation, benefits and perquisites set forth on Exhibit A under the heading "Payments and Benefits Upon Termination as a Result of Disability." Upon termination of the consulting relationship during the Renewal Term, if any, as a result of Consultant's disability, Consultant shall be entitled only to compensation and benefits accrued prior to such termination, subject to the terms and provisions of the plans and programs pursuant to which such benefits were accrued, and as set forth on Exhibit A under the heading "Payments and Benefits Upon Termination as a Result of Disability."

      3.8 Upon termination of the consulting relationship as a result of the expiration of the Agreement upon expiration of the Initial Term or upon expiration of the Renewal Term, if any, Consultant shall be entitled to no further compensation or benefits, with the exception of (a) any and all statutory rights and benefits and (b) compensation and benefits vested or accrued prior to such termination, subject to the terms and provisions of the plans and programs pursuant to which such benefits were accrued. Notwithstanding anything to the contrary contained in this Agreement, any indemnification obligations of the Company to Consultant in connection with his status as a director shall not be affected by any termination of this Agreement.

      3.9 In all cases, the compensation and benefits payable to Consultant under this Agreement upon termination of the consulting relationship shall be offset against any amounts to which Consultant may otherwise be entitled under any and all severance plans, and policies of the Company or its affiliates.

      3.10 Termination of the consulting relationship does not terminate those obligations imposed by this Agreement which are continuing obligations, including, without limitation, Consultant's obligations under Articles 5 and 6. Termination of the consulting relationship also does not terminate Consultant's right to receive any compensation and benefits which he is entitled to receive as a director while Consultant remains a director.

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ARTICLE 4:  CONTINUATION OF CONSULTING  RELATIONSHIP  BEYOND THE RENEWAL TERM;
TERMINATION AND EFFECTS OF TERMINATION:

      4.1 Should the Company continue to retain the Consultant and should the Consultant continue to provide services to the Company beyond the expiration of the Renewal Term, if any, such consulting relationship shall convert to a month-to-month relationship terminable at any time by either the Company or Consultant for any reason whatsoever, with or without Cause. Upon expiration of the Initial Term, the Company shall have no obligation to agree to any renewal of this Agreement or to offer Consultant a new consulting agreement. Upon expiration of the Renewal Term, if any, the Company shall have no obligation to offer Consultant a new consulting agreement.

ARTICLE 5: POST-CONSULTING RELATIONSHIP OBLIGATIONS:

      5.1 As part of the consideration for the compensation and benefits to be paid to Consultant hereunder, in keeping with Consultant's duties as a fiduciary, and in order to protect the Company's interest in the trade secrets of the Company, and as an additional consideration and incentive for the Company to enter into this Agreement, the Company and Consultant agree to the provisions of this Article.

      5.2 The obligations in this Article shall commence on the Effective Date and shall continue for a period of ten (10) years (the "COVENANT Period"). The obligations in this Article shall continue for the full Covenant Period regardless of any prior termination of the consulting relationship pursuant to
Article 3 hereof.

      5.3 Consultant hereby acknowledges and agrees that: (i) the Company would not enter into this Agreement or retain the Consultant if the Consultant had not executed and delivered this Agreement to the Company; (ii) the Consultant has had, throughout the term of the existence of the Company, and will have throughout his consulting relationship with the Company or its Affiliates (as defined below), access to information that is confidential to the Company, constitutes a valuable, special and unique asset of the Company, and with respect to which the Company is entitled to the protections afforded by this Agreement and to the remedies for enforcement of this Agreement provided by law or in equity (including, without limitation, those remedies the availability of which may be within the discretion of the court in which any action for enforcement of this Agreement is brought); (iii) the Company would not grant the Additional Options listed on Exhibit A to the Consultant if the Consultant had not executed and delivered this Agreement to the Company; and (iv) the Company would not pay the Consultant the Monthly Non-Compete Fee listed on Exhibit A if the Consultant had not executed and delivered this Agreement to the Company.

      5.4 In consideration of the Consultant's noncompetition and nondisclosure agreements set forth herein, the Company shall pay to Consultant the Monthly Non-Compete Fee listed on Exhibit A, subject to the other terms and conditions of this Agreement.

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      5.5 During the Covenant Period, Consultant shall not, and shall cause each of his Affiliates not to:

            1) within the United States (the "TERRITORY"), transact any Competitive Business (as defined below), carry on or be engaged or otherwise take part in any Competitive Business (whether for his own account or for the account of any person or entity, other than the Company), or render any service (whether for or without compensation) to any person or entity (other than the Company) who or which is, to the knowledge of Consultant, engaged in any Competitive Business at the time the service is rendered.

            2) share in the earnings of, or beneficially own or hold any security issued by, or otherwise own or hold any interest (including, without limitation, any debt) in, any person or entity who or which is directly or indirectly engaged in any Competitive Business within the Territory.

      5.6 Without limiting the generality of the provisions of this Article 5, the Consultant (or an Affiliate of the Consultant) shall be deemed to transact or be engaged in a particular business if the Consultant or any Affiliate which he controls (whether alone or in association with one or more other persons or other entities) is, without limitation, an owner, proprietor, partner, member, stockholder, officer, employee, agent, independent contractor, director or joint venturer of, or a consultant or lender to, or an investor in any manner in, any person or entity who or which is, to the knowledge of Consultant, directly or through an Affiliate engaged in any such Competitive Business, including, without limitation, any such person or entity with respect to which a member of the immediate family of the Consultant is an Affiliate. Notwithstanding the foregoing provisions of this Article 5, the Consultant (or an Affiliate of the Consultant) may own, solely as an investment, securities if the Consultant (or an Affiliate of the Consultant) (i) is not an Affiliate of the issuer of such securities and (ii) does not, directly or indirectly, beneficially own more than 5% of the class of which such securities are a part.

      5.7 During the Covenant Period, the Consultant shall not, and shall cause each of his Affiliates not to, whether for his own account or for the account of any other person or other entity (other than the Company or any Affiliate of the Company), solicit the employment or services of, or cause or attempt to cause to leave the employment or services of the Company or any Affiliate of the Company, any person or entity who or which is employed by, or otherwise engaged to perform services for the Company or any Affiliate of the Company (whether in the capacity of employee, consultant, independent contractor or otherwise).

      5.8 Consultant acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by Consultant, and the Company shall be entitled to enforce the provisions of this Article 5 by terminating any payments then owing to Consultant under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to the

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Company, including, without limitation, the recovery of damages from Consultant and his agents involved in such breach.

ARTICLE 6:  MISCELLANEOUS:

      6.1 For purposes of this Agreement, "AFFILIATE" means, with respect to any person or entity, any person or entity that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such person or entity in question. For the purposes of the definition of Affiliate, "Control" (including, with correlative meaning, the terms "Controlled by" and "under common Control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

      6.2 For purposes of this Agreement "COMPETITIVE BUSINESS" means (i) any business, enterprise or activity, whether or not for profit, that provides management, maintenance, construction, consultation, services, contracts, properties, facilities, plans or designs relating to correction, detention, treatment, education or pre-release services or (ii) any business, enterprise or activity, whether or not for profit, that the Company, or any of its Affiliates, is engaged in or has stated its intent to engage in prior to the time the Consultant commences or becomes associated with such a business, enterprise or activity.

      6.3 For purposes of this Agreement the term "CHANGE OF CONTROL" means (i) the Company merges or consolidates with any other entity, and the Company's stockholders do not own, directly or indirectly, at least 50% of the voting capital stock of the surviving entity, (ii) the Company sells all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved, (iv) if any third person or entity together with its Affiliates shall become, directly or indirectly, the beneficial owner of the least 51% of the Voting Stock of the Company, or (v) if the individuals who constituted the members of the Company's Board of Directors ("INCUMBENT Board") as of the date of this Agreement cease for any reason to constitute at least a majority thereof, provided that for purposes of this clause (v) any person becoming a director whose election or nomination for election by Company stockholders was approved by a vote of at least eighty percent (80%) of the directors comprising the Incumbent Board (either by the specific vote or approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such a nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board. "VOTING STOCK" means all the outstanding shares of capital stock of Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares. Notwithstanding the foregoing, a transaction shall not be considered a Change of Control for purposes of this Agreement if the transaction is approved by a vote of at least eighty percent (80%) of the directors comprising the Incumbent Board.

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      6.4 For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Company, to:

                  Cornell Corrections, Inc.
                  1700 West Loop South, Suite 1500
                  Houston, Texas 77027
                  Attention: Secretary

            With a copy to:

                  Locke Liddell & Sapp LLP
                  3500 Chase Tower
                  600 Travis
                  Houston, Texas 77002
                  Attention: Marcus A. Watts

            If to Consultant, to the address shown on the first page hereof.

            With a copy to:

                  Gibson, Dunn & Crutcher
                  1050 Connecticut Avenue NW
                  Washington, D.C. 20036-8500
                  Attention: Peter Wallison

Either the Company or Consultant may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

      6.5 This Agreement shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer to the construction of the Agreement to the laws of another State or country.

      6.6 No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      6.7 If a dispute arises out of or related to this Agreement, other than a dispute regarding Consultant's obligations under Article 5, and if the dispute cannot be settled through

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direct discussions, then the Company and Consultant agree to first endeavor to settle the dispute in an amicable manner by mediation, before having recourse to any other proceeding or forum.

      6.8 The Company's principal place of business is in Houston, Harris County, Texas. This Agreement shall be performed in Houston, Harris County, Texas. Any litigation that may be brought by either the Company or Consultant involving the enforcement of this Agreement or the rights, duties, or obligations of this Agreement, shall be brought exclusively in the state or federal courts sitting in Houston, Harris County, Texas. In the event that service of process cannot be effected upon a party, each party hereby irrevocably appoints the Secretary of State for the State of Texas as its or his agent for service of process to receive the summons and other pleadings in connection with any such litigation. In the event of litigation between the parties regarding this Agreement, the prevailing party shall, in addition to any sums recovered in the litigation, be entitled to recover all sums expended by that party (including reasonable costs, reasonable attorneys' fees and reasonable expert witness' fees) in connection with that litigation.

      6.9 It is a desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenants, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

       6.10 This Agreement shall be binding upon and inure to the benefit of the Company, and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. This Agreement shall be binding upon and inure to the benefit of Consultant, and his heirs, successors and permitted assigns. Consultant's rights and obligations under Agreement hereof are personal and such rights, benefits, and obligations of Consultant shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of the Company. The Company shall not assign this Agreement without the prior written consent of Consultant.

      6.11 This Agreement replaces and merges previous agreements and discussions pertaining to the following subject matters covered herein:
Consultant's prior employment by the Company and any agreements regarding such relationship and the nature of Consultant's relationship with the Company and the term and termination of such relationship. This Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to such subject matters; provided that Consultant shall also comply with all policies and procedures of the Company as established from time to time. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or

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written, has been made by either party with respect to such subject matters, which is not embodied herein, and that no agreement, statement, or promise relating to the relationship between the Company and Consultant that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors of the Company.

               (THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK;
                      COUNTERPART SIGNATURE PAGES FOLLOW.)

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      IN WITNESS WHEREOF, the Company and Consultant have duly executed this
Agreement in multiple originals to be effective on the Effective Date of the Agreement.

Company:                                  Consultant:

CORNELL CORRECTIONS, INC.                 DAVID M. CORNELL

By: /s/ STEVEN W. LOGAN                   /s/ DAVID M. CORNELL
Name:   Steven W. Logan                   This 1st day of September, 1999
        Authorized Signatory
This 1st day of September, 1999

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                                 EXHIBIT A TO
                             CONSULTANT AGREEMENT

                      BETWEEN CORNELL CORRECTIONS, INC.
                             AND DAVID M. CORNELL

Consultant Name:        David M. Cornell

Initial Term:           This Agreement shall commence on the Effective Date
                        through the Second Anniversary of the Effective Date.
                        This Agreement shall automatically renew for five additional one-year terms, without any requirement for action on the part of the Company or Consultant, unless sooner terminated as provided in this Agreement. The two-year term together with the five additional one-year terms, comprising seven years in the aggregate, are herein referred to as the "INITIAL TERM".

Renewal Term:           From  Conclusion of the Initial Term through the Third
                        Anniversary of such Conclusion

Duties and Services:    Consultant shall serve the Company as non-executive
                        Chairman of the Board from the Effective Date through the Fourth Anniversary of the Effective Date, to the extent Consultant is a member of the Board of Directors during such period. The Company shall nominate
                        Consultant to stand for election as a director to serve through the expiration of the Initial Term, subject to the fiduciary duties of the Company's Board of Directors. Consultant shall perform such consulting responsibilities consistent with his rank and position with the Company as reasonably determined by the Board of Directors, including, without limitation, assisting with development of business, acquisitions and obtaining financings. The projects on which Consultant works shall be subject to Consultant's consent, not to be unreasonably withheld.

Location:               Houston, Harris County, Texas

Reporting Relationship: In his role as a Consultant, Consultant shall report directly to the Company's Chief Executive Officer. This reporting requirement shall not apply to Consultant's status as Chairman of the Board and as a director.

Monthly Base Compensation:

                        First 48 Months of Initial Term           $21,250.00
                        Remaining 36 Months of Initial Term       $15,000.00
                        Renewal Term, if applicable,              $25,000.00

Monthly Non-Compete Fee:

                        Initial Term                              $10,000.00

Fixed Bonus:            Consultant will receive a bonus equal to (i) $75,000
                        during the first four years of the Initial Term, and
                        (ii) $60,000 during the last three years of the Initial
                        Term and during any Renewal Term, if applicable. The foregoing notwithstanding, in the event that the Board determines at the end of any year that the Company does not have or is not reasonably likely to have adequate working capital timely to meet its obligations, the Company shall be under no obligation to pay Consultant such bonus for such year; however, such bonus must be paid if a bonus is paid to a senior executive officer for such fiscal year.

Options: As of December 9, 1999, Consultant has 296,124 options under the Company's Amended and Restated 1996 Stock Option Plan ("EXISTING OPTIONS"), as follows: 126,124 of which were granted during the Company's 1996 fiscal year and were exercisable prior to the Effective Date; 10,000 of which were granted during the Company's 1998 fiscal year, of which 8,000 were not exercisable prior to the Effective Date; and 160,000 of which were granted during the Company's 1999 fiscal year, of which 160,000 were not exercisable prior to the Effective Date. The Company will grant Consultant options for One Hundred Twenty Thousand (120,000) additional shares ("ADDITIONAL OPTIONS") in four equal annual grants beginning on the First Anniversary of the Effective Date, subject to the terms of the Company's Amended and Restated 1996 Stock Option Plan, or such other stock option plan of the Company as shall be in effect from time to time (the "PLAN"). The option agreement ("OPTION AGREEMENT") pursuant to which the Additional Options shall be granted to Consultant shall provide that the Additional Options shall vest at the time such options are granted. The exercise price of the Additional Options shall be the Fair Market Value, as defined in the Plan, on the date of grant. The Option Agreement pursuant to which the Additional Options shall be granted shall specify that the Additional Options shall be exercisable only to the extent that Consultant has exercised, subsequent to the Effective Date, or exercises simultaneously therewith an equal or greater number of Existing Options.

Payments and Benefits
upon Involuntary
Termination:            In the event of an Involuntary Termination of
                        Consultant's consulting relationship pursuant to Section
                        3.1.b or Section 3.2.b, Consultant shall be entitled to the following in accordance with Section 3.5:

                        o Consultant will receive pro rata Agreed Payment Amounts accrued prior to such Involuntary Termination, but not yet paid, and a lump sum payment equal to the net present value (calculated on the date payment is tendered with a discount rate of 8%) of the sum of all pro rata Agreed Payment Amounts to become due (a) during the remainder of the Initial Term, if such Involuntary Termination occurs during the Initial Term, or (b) during the remainder of the Renewal Term, if such Involuntary Termination occurs during the Renewal Term.

                        o The Company will grant and Consultant will receive any of the Additional Options which have not been granted prior to the date of the Involuntary Termination on the date of the Involuntary Termination, even if none of the Existing Options have been exercised as of such date; provided, however, that the Additional Options shall be exercisable only to the extent that Consultant has exercised, subsequent to the Effective Date, or exercises simultaneously therewith an equal or greater number of Existing Options.

                        o With regard to Existing Options which are not vested, such Existing Options shall immediately become vested. With regard to the Existing Options which were granted during the Company's 1998 and 1999 fiscal year, the period during which such Existing Options are exercisable shall be extended, if necessary, so that such Existing Options are exercisable until 90 days after August 31, 2006.

                        o Consultant shall be entitled to the same level of medical and disability coverage through the remainder of the Initial Term or the Renewal Term, if applicable, as he received prior to the date of Involuntary Termination.

                        o Consultant shall be entitled to continue to receive the Monthly Allowance described below until the Fourth Anniversary of the Effective Date.

Payments and Benefits
Upon Termination as a
Result of Death:        Upon termination of the consulting relationship pursuant
                        to Section 3.1.c as a result of Consultant's death, Consultant's heirs, administrators, or legatees shall be entitled to the following in accordance with Section
                        3.6:

                        o If termination of the consulting relationship occurs during the Initial Term, Consultant's heirs, administrators, or legatees shall be entitled to (i) Consultant's pro rata Agreed Payment Amount through the date of such termination and to a lump sum payment equal to the net present value (calculated on the date payment is tendered with a discount rate of 8%) of the lesser of (a) the pro rata Agreed Payment Amount due during the remainder of the Initial Term and
                              (b) the pro rata Agreed Payment Amount due during the two (2) years immediately following such termination, and (ii) the Additional Options described below.

                        o If termination of the consulting relationship occurs during the Renewal Term, if any, Consultant's heirs, administrators, or legatees shall be entitled only to compensation and benefits accrued prior to such termination, subject to the terms and provisions of the plans and programs pursuant to which they were accrued.

                        o The Company will grant and Consultant's heirs, administrators, or legatees will receive any of the Additional Options which have not been granted prior to the date of the termination on the date of the termination, even if none of the Existing Options have been exercised as of such date; provided, however, that the Additional Options shall be exercisable only to the extent that Consultant or his heirs, administrators, or legatees exercise, subsequent to the Effective Date, or exercise simultaneously therewith an equal or greater number of Existing Options.

Payments and Benefits
Upon Termination as a
Result of Disability:   Upon termination of the consulting relationship pursuant
                        to Section 3.1.d as a result of Consultant's disability, Consultant shall be entitled to the following in accordance with Section 3.7:

                        o If termination of the consulting relationship occurs during the Initial Term, Consultant shall be entitled to (i) Consultant's pro rata Agreed Payment Amount through the date of such termination and to a lump sum payment equal to the net present value (calculated on the date payment is tendered with a discount rate of 8%) of the lesser of (a) the pro rata Agreed Payment Amount due during the remainder of the Initial Term and
                              (b) the pro rata Agreed Payment Amount due during the two (2) years immediately following such termination, (ii) the Additional Options described below and (iii) the medical coverage described below.

                        o If termination of the consulting relationship occurs during the Renewal Term, if any, Consultant shall be entitled only to compensation and benefits accrued prior to such termination, subject to the terms and provisions of the plans and programs pursuant to which such benefits were accrued.

                        o The Company will grant and Consultant will receive any of the Additional Options which have not been granted prior to the date of the termination on the date of the termination, even if none of the Existing Options have been exercised as of such date; provided, however, that the Additional Options shall be exercisable only to the extent that Consultant has exercised, subsequent to the Effective Date, or exercises simultaneously therewith an equal or greater number of Existing Options.

                        o Until such time as Consultant is eligible to receive Medicare coverage, Consultant shall be provided with the same level of medical coverage after the date of termination as he received prior to the termination.

Benefits:               The Company reaffirms its obligations under the Cornell
                        Corrections, Inc. Split-Dollar Insurance Agreement between the Company, Consultant and David M. Cornell II,
                        Trustee, dated April 26, 1999, and its obligations under the Cornell Corrections, Inc. Split-Dollar Insurance
                        Agreement between the Company, Consultant and Mary
                        Catherine Cornell Wideman, Trustee, dated April 26, 1999 and shall continue to pay each life insurance premium as it becomes due, subject to the terms of such agreements.
                        Notwithstanding anything to the contrary in this Agreement, the Company shall fulfill all of its obligations under such Split-Dollar Insurance
                        Agreements, even though this Agreement is terminated prior to the time such obligations are fulfilled. During the Initial Term and the Renewal Term, if any, Consultant shall be provided with medical and disability coverage with benefits and on terms and conditions at least comparable to the coverage provided to the Company's senior executives. Consultant will elect
                        Medicare coverage as soon as Consultant is eligible, and the Company will pay for all reasonably available supplemental coverage. During the Initial Term, so long as Consultant is a member of the Board of Directors, Consultant shall be entitled to receive benefits accorded to outside directors and to participate in benefit plans made available to outside directors, subject to eligibility requirements and the other terms of such plans.

Secretarial Assistance: During the period commencing on the Effective Date and continuing through the Fourth Anniversary of the Effective Date, the Company shall provide Consultant with the services of a secretary who shall be Ms. Pam Rogers. If Ms. Rogers is for any reason unavailable, the Company shall furnish a secretary reasonably acceptable to Consultant.

Monthly Allowance:      During the period commencing on the Effective Date and
                        continuing through the Fourth Anniversary of the Effective Date, Consultant shall be entitled to a Monthly Allowance of Two Thousand Five Hundred Dollars
                        ($2,500) for any and all direct and indirect expenses associated with establishing and maintaining an office at a location separate from the Company's headquarters.
                        Such payment is intended to cover all expenses associated with maintaining an office, including, without limitation, leasehold improvements, office furniture and equipment, utilities, insurance, parking and transportation to and from the office. No other business expenses or costs shall be paid to Consultant unless advance written approval of the project with which the expenses are associated is granted by the Company's Chief
                        Executive Officer. Expense reimbursements shall be subject to approval by the Audit Committee of the Board of Directors.

Legal Fees:             The Company shall pay to Consultant up to Fifteen
                        Thousand Dollars ($15,000.00) of Consultant's legal fees relating to negotiation of this Agreement upon submission of a bill or invoice to the Company.

               (THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK;
                      COUNTERPART SIGNATURE PAGES FOLLOW.)

      IN WITNESS WHEREOF, the Company and Consultant have duly executed this Exhibit A in multiple originals to be effective on the Effective Date of the Agreement.

Company:                                  Consultant:

CORNELL CORRECTIONS, INC.                 DAVID M. CORNELL

By: /s/ STEVEN W. LOGAN                   /s/ DAVID M. CORNELL
Name:   Steven W. Logan                   This 1st day of September, 1999
        Authorized Signatory
        This 1st day of September, 1999